SUB-ITEM 77Q3
AIM International Small Company Fund


Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.


For period ending: 6/30/2009
File number: 811-1540
Series No.:  19



74U. 1 Number of shares outstanding (000's Omitted)
       Class A                       20,015
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                        1,898
       Class C                        2,954
       Class Y                          942
       Institutional Class            1,824


74V. 1 Net asset value per share (to nearest cent)
       Class A                      $ 12.17
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                      $ 11.76
       Class C                      $ 11.76
       Class Y                      $ 12.20
       Institutional Class          $ 12.13